EX-99.1

Press Release

EMCORE PhotoVoltaics to Consolidate Solar Panel Operations Into State-of-the-Art Albuquerque, NM Facility

▪   Annual Savings from Consolidation Estimated at $3 Million

SOMERSET, N.J., April 18, 2005 -- EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and wireless communications markets, announced today the establishment of a modern solar panel manufacturing facility as part of its Albuquerque, NM solar cell fabrication operations. This new operation will provide solar cell assemblies and solar panels for the satellite and terrestrial markets.

The Albuquerque solar panel facility will utilize automation for many of the production operations, which will enable superior product consistency, as well as reduced manufacturing costs. EMCORE will ensure that the space qualification of this facility is commensurate with the heritage of its existing solar panel operation in City of Industry, CA. EMCORE currently manufactures highly efficient radiation hard solar cells, with a beginning of life efficiency of 27.5%, and is the only manufacturer to supply true monolithic bypass diodes for shadow protection utilizing several EMCORE patented methods. Satellite success and corresponding revenues depend on power efficiency and the capacity to transmit data.

This highly efficient manufacturing operation also will be capable of the production of solar panels for grid-tied terrestrial concentrator applications, which will enable EMCORE to further broaden its photovoltaics product portfolio.

David Danzilio, Vice President and General Manager of EMCORE's PhotoVoltaics Division stated, “EMCORE's proven capability to meet the needs of our customers with industry leading technology that enhances satellite performance will be improved by this move. Our modern wafer fabrication line in Albuquerque employs state-of-the-art manufacturing methods, which will be applied directly to the solar cell assembly and panel manufacturing operations. Both operations now will be within the same facility. The synergy of these operations will provide the highest quality, highest reliability, and most cost-effective solar components to surpass current technologies and offerings.” Danzilio added, “The experience and industry knowledge of our talented employees located in City of Industry has helped establish EMCORE as a world leader in satellite solar power products. This will be preserved as much as possible, even as we move to higher levels of manufacturing excellence.”

By consolidating operations into a single location, EMCORE PhotoVoltaics expects to realize annual cost savings in fiscal 2006 and beyond of approximately $3 million, which will enable it to better compete in the terrestrial and space power markets. Production operations at the current City of Industry solar panel operation are expected to be discontinued during the fourth quarter of fiscal 2005, and the facility closed during the first quarter of fiscal 2006.

“EMCORE will now have the capability to provide satellite manufacturers a more cost-effective combination of world-renowned solar cell technology and solar panel heritage. EMCORE has supplied more than 400,000 solar cells, with many already on orbit with proven space heritage. Satellite manufacturers and solar array integrators will continue to be able to rely on a single supply source that meets all of their satellite power needs,” added Reuben F. Richards, Jr., President and CEO of EMCORE.

Work has started to establish the necessary manufacturing process and space qualifications for solar cell assemblies and solar panels that are built at the Albuquerque location. This effort is projected to be completed by the end of the first quarter of fiscal 2006. EMCORE already has secured a solar panel program to be built at the Albuquerque facility, with hardware scheduled for delivery to EMCORE’s customer in the third fiscal quarter of 2006.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and wireless communications markets. The company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise, and a shared vision of our customer's goals and objectives to be leaders in the transport of voice, data, and video over copper, hybrid fiber/coax (HFC), fiber, satellite, and wireless networks. EMCORE's solutions include: optical components and subsystems for fiber-to-the-premise, cable television, and high speed data and telecommunications networks; solar cells, solar panels, and fiber optic ground station links for global satellite communications; and electronic materials for high bandwidth wireless communications systems, such as Wi-Fi Internet access and cell phones. Through its joint venture participation in GELcore, LLC, EMCORE plays a vital role in developing and commercializing next-generation High-Brightness LED technology for use in the general and specialty illumination markets. For further information about EMCORE, visit www.emcore.com.

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. These forward-looking statements include, without limitation, (a) any statements or implications regarding EMCORE’s ability to remain competitive and a leader in its industry, and the future growth of EMCORE, or the industry and the economy in general; (b) statements regarding the expected level and timing of benefits to EMCORE from its current cost reduction efforts, including (i) expected cost reductions and their impact on EMCORE’s financial performance, (ii) EMCORE’s continued leadership in technology and manufacturing in its markets, and (iii) the belief that the cost reduction efforts will not impact product development or manufacturing execution; (c) any statement or implication that the products described in this press release (i) will be successfully introduced or marketed, (ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards; (d) any and all guidance provided by EMCORE regarding its expected financial performance in current or future periods, including, without limitation, with respect to anticipated revenues for the second quarter of fiscal 2005. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) EMCORE’s cost reduction efforts may not be successful in achieving their expected benefits, or may negatively impact EMCORE’s operations; (b) reduced revenues resulting from the TurboDisc sale; (c) the failure of the products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, iv) to successfully compete with products offered by our competitors and (d) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact

EMCORE Corporation
Tom Werthan - Chief Financial Officer
(732) 271-9090
info@emcore.com

TTC Group
Victor Allgeier
(212) 227-0997
info@ttcominc.com